EXHIBIT 99.1

TRANS-INDIA ACQUISITION CORPORATION

ANNOUNCES APPOINTMENT OF CHIEF FINANCIAL OFFICER

CHICAGO, Illinois — June 15, 2007 — Trans-India Acquisition Corporation (AMEX: TIL) announced today that Cliff Haigler has been appointed Chief Financial Officer of the Company effective immediately. Mr. Haigler will assume responsibilities as principal financial and accounting officer of the Company from Craig Colmar, the Company’s Treasurer and Secretary.

Mr. Haigler is a Chartered Financial Analyst and President of Haigler Investments, a consulting services firm to various corporations in a range of industries since 1995. Mr. Haigler has served in various executive financial roles, including as Chief Financial Officer of public and private companies, and he has extensive operating and advisory experience in mergers and acquisitions. Mr. Haigler holds a BA degree in Finance from the University of Texas at Austin and an MBA degree from the Harvard Business School.

Mr. Haigler is a contractor to the Company retained through Haigler Investments by Johnson and Colmar under the Company’s existing services agreement with Johnson and Colmar. Mr. Haigler will not receive any compensation directly from the Company for his services.

Trans-India Acquisition Corporation is a recently formed blank check company organized to acquire one or more target businesses with operations primarily in India, with a focus on the life sciences sector of the Indian economy. The Company consummated its initial public offering of 11,500,000 units on February 14, 2007.

Forward-Looking Statements

This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

Bobba Venkatadri

President and Chief Executive Officer

Trans-India Acquisition Corporation

(510) 432-5492